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                                   PROMISSORY NOTE

$5,000,000.00                       Dallas, Texas                August 1, 1997


    IWL COMMUNICATIONS, INC., a Texas corporation with its principal office located at 12000 Aerospace Avenue, Suite 200, Houston, Texas 77034 ("BORROWER"), for value received, hereby promises to pay to the order of BANK ONE, TEXAS, N.A., a national banking association ("LENDER"), at its Dallas Banking Center at 1717 Main Street, 3rd Floor, Dallas, Texas 75201, or at such other address given to Borrower by Lender, in immediately available funds and in lawful money of the United States of America, the principal sum of Five Million and No/100 Dollars ($5,000,000.00), or such lesser sum as may be advanced and outstanding hereunder, on the Termination Date (as established by the Credit Agreement), or sooner as provided in the Credit Agreement, together with interest on the unpaid principal balance of this Note from time to time outstanding at the Applicable Rate. Unless prohibited by applicable law and subject to the terms hereof limiting interest to the Maximum Lawful Rate, interest on this Note shall be calculated on the basis of actual days elapsed, but as if each year consisted of 360 days.

    This Note is made pursuant to the Revolving Credit Agreement of even date herewith between Borrower and Lender (as the same may be amended, supplemented, renewed, extended or restated from time to time, the "CREDIT AGREEMENT"), and is the "Note" defined and described therein, the terms and provisions of the Credit Agreement related to this Note being incorporated herein by reference for all purposes. Each capitalized term used but not expressly defined herein shall have the meaning given to such term in the Credit Agreement. Reference is hereby expressly made to the Credit Agreement for a statement of the rights and obligations of Lender and the duties and obligations of Borrower in relation thereto; but neither this reference to the Credit Agreement nor any provision thereof shall affect or impair the absolute and unconditional obligation of Borrower to pay unpaid principal of and interest on this Note when due.


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    This Note is secured by the Security Agreement, the guaranty of Guarantor and all the other Loan Documents, and all liens and security interests created or evidenced thereby. Any holder shall be entitled to all benefits, remedies and security set forth in the Credit Agreement and all the other Loan Documents.





















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    1.   INTEREST AND PAYMENT.

         (a) MATURITY. The principal of this Note and all accrued but unpaid interest hereon shall be due and payable in full on the Termination Date or sooner as provided in the Credit Agreement.

         (b) ACCRUAL OF INTEREST. Subject to Paragraph 1(f) below, interest on this Note shall accrue at a rate and on the terms provided in the Credit Agreement.

         (c) AGREEMENTS CONCERNING PRICING ELECTION. Reference should be made to the provisions of SECTION 2.3 of the Credit Agreement concerning the terms, manner and agreements related to the interest rate elections available to Borrower under this Note.

         (d) PRINCIPAL AND INTEREST PAYMENTS. Principal and interest hereon shall be due and payable as provided in ARTICLE II of the Credit Agreement.

         (e) DEFAULT RATE. Any past due principal on, and, to the extent permitted by applicable law, past due interest on this Note (after giving effect to all grace periods) shall, at the option of Lender, bear interest at the lesser of the Maximum Lawful Rate or the Default Rate, as provided in the Credit Agreement.

    2. DEFAULT. The occurrence of a Default or an Event of Default, under and as defined in the Credit Agreement, shall constitute, respectively, a Default or an Event of Default under this Note.

    3.   REMEDIES.

         (a) ALL REMEDIES AVAILABLE. Upon the occurrence of an Event of Default, the holder hereof, in accordance with the terms of the Credit Agreement, shall have the right to declare the entire unpaid principal balance of, and all accrued unpaid interest on, this Note at once due and payable (and upon such declaration, the same shall be at once due and payable), to foreclose any and all liens and security interests securing payment hereof, to offset against this Note any sum or sums owed by it to Borrower, and to


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exercise any of its other rights, powers and remedies under this Note, under the Credit Agreement or any other Loan Document, or at law or in equity.

         (b) NO WAIVER. Neither the failure by the holder hereof to exercise, nor delay by the holder hereof in exercising, the right to accelerate the maturity of this Note or any other right, power or remedy upon any Default or Event of Default shall be construed as a waiver of such Default or Event of Default or as a waiver of the right to exercise any such right, power or remedy at any time. No single or partial exercise by the holder hereof of any right, power or remedy shall exhaust the same or shall preclude any other or further exercise thereof, and every such right, power or remedy may be exercised at any time and from time to time. All rights and remedies provided for in this Note and in any other Loan Document are cumulative of each other and of any and all other rights and remedies existing at law or in equity, and the holder hereof shall, in addition to the rights and remedies provided herein or in any other Loan Document, be entitled to avail itself of all such other rights and remedies as may now or hereafter exist at law or in equity for the collection of the indebtedness owing hereunder, and the resort to any right or remedy provided for hereunder or under any such other Loan Document or provided for by law or in equity shall not prevent the concurrent or subsequent employment of any other appropriate rights or remedies. Without limiting the generality of the foregoing provisions, the acceptance by the holder hereof from time to time of any payment under this Note which is past due or which is less than the payment in full of all amounts due and payable at the time of such payment, shall not
(i) constitute a waiver of or impair or extinguish the rights of the holder hereof to accelerate the maturity of this Note or to exercise any other right, power or remedy at the time or at any subsequent time, or nullify any prior exercise of any such right, power or remedy, or (ii) constitute a waiver of the requirement of punctual payment and performance, or a novation in any respect.

    4.   USURY SAVINGS PROVISIONS.

         (a) GENERAL LIMITATION. Notwithstanding anything herein or in any other Loan Documents, expressed or implied, to the contrary, in no event shall any interest rate charged hereunder or


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under any of the other Loan Documents, or any interest contracted for, collected or received by Lender or any holder hereof, exceed the Maximum Lawful Rate.

         (b) INTENT OF PARTIES. It is expressly stipulated and agreed to be the intent of Borrower and Lender at all times to comply with the applicable law governing the maximum rate or amount of interest payable on or in connection with this Note. If the applicable law is ever judicially interpreted so as to render usurious any amount called for under this Note or under any of the other Loan Documents, or contracted for, charged, taken, reserved or received with respect to this Note, or if acceleration of the maturity of this Note, any prepayment by Borrower, or any other circumstance whatsoever, results in Lender having been paid any interest in excess of that permitted by applicable law, then it is the express intent of Borrower and Lender that all excess amounts theretofore collected by Lender be credited on the principal balance of this Note (or, if this Note has been or would thereby be paid in full, refunded to Borrower), and the provisions of this Note and the other applicable Loan Documents immediately be deemed reformed and the amounts thereafter collectible hereunder and thereunder reduced, without the necessity of the execution of any new document, so as to comply with the applicable law, but so as to permit the recovery of the fullest amount otherwise called for hereunder and thereunder. The right to accelerate the maturity of this Note does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to collect any unearned interest in the event of acceleration. All sums paid or agreed to be paid to Lender for the use, forbearance or detention of the indebtedness evidenced hereby or by any other Loan Document shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full term of such indebtedness until payment in full so that the rate or amount of interest on account of such indebtedness does not exceed the Maximum Lawful Rate. The term "APPLICABLE LAW" as used herein shall mean the laws of the State of Texas, or any applicable United States federal law to the extent that it permits Lender to contract for, charge, take, reserve or receive a greater amount of interest than under Texas law. The provisions of this paragraph shall control all agreements between Borrower and Lender.


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    5.   GENERAL PROVISIONS.

         (a) BUSINESS DAYS. Whenever any payment shall be due under this Note on a day which is not a Business Day, the date on which such payment is due shall be extended to the next succeeding Business Day, and such extension of time shall be included in the computation of the amount of interest then payable.

         (b) MANNER OF PAYMENT. The manner in which payments are to be made on this Note shall be governed by the provisions hereof and the Credit Agreement, including, without limitation, ARTICLE III of the Credit Agreement.

         (c) PREPAYMENTS. Prepayments may be made as provided in SECTION 3.5 of the Credit Agreement.

         (d) APPLICATION OF PAYMENTS. All payments made on this Note shall be applied in accordance with SECTION 3.1 of the Credit Agreement. Nothing herein shall limit or impair any rights of any holder hereof to apply as provided in the Loan Documents any past due payments, any proceeds from the disposition of any collateral by foreclosure or other collections after default.

         (e) COSTS OF COLLECTION. If any holder of this Note retains an attorney in connection with any default or at maturity or to collect, enforce or defend this Note or any other Loan Document in any lawsuit or in any probate, reorganization, bankruptcy or other proceeding, or if Borrower sues any holder of this Note in connection with this Note or any other Loan Document and does not prevail, then Borrower agrees to pay to each such holder, in addition to principal and interest, all costs and expenses incurred by such holder in trying to collect this Note or in any such suit or proceeding, including reasonable attorneys' fees as and to the extent provided in the Credit Agreement.

         (f) WAIVERS AND ACKNOWLEDGMENTS. Borrower and all sureties, endorsers, guarantors and any other party now or hereafter liable for the payment of this Note in whole or in part, hereby severally (i) waive demand, presentment for payment, notice of dishonor and of nonpayment, protest, notice of protest, notice of intent to accelerate, notice of acceleration and all other



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notice (except only for any notice that is specifically required by the terms of the Credit Agreement or any other Loan Document), filing of suit and diligence in collecting this Note or enforcing any of the security herefor; (ii) agree to any substitution, subordination, exchange or release of any such security or the release of any party primarily or secondarily liable hereon; (iii) agree that the holder hereof shall not be required first to institute suit or exhaust its remedies against Borrower or others liable or to become liable hereon or to enforce its rights against them or any security herefor; (iv) consent to any extension or postponement of time of payment of this Note for any period or periods of time and to any partial payments, before or after maturity, and to any other indulgences with respect hereto, without notice thereof to any of them; and (v) submit (and waive all rights to object) to personal jurisdiction in the State of Texas, and venue in Dallas County, Texas, for the enforcement of any and all obligations under the Loan Documents.

         (g) AMENDMENTS IN WRITING. This Note may not be changed, amended or modified except in a writing expressly intended for such purpose and executed by the party against whom enforcement of the change, amendment or modification is sought.

         (h) PURPOSE OF PROCEEDS. The proceeds of this Note will be used solely for business purposes and not for personal, family, household or agricultural purposes.

         (i) NOTICES. Any notice required or which any party desires to give under this Note shall be given and effective as provided in SECTION 9.1 of the Credit Agreement.

         (j) ASSIGNMENTS/PARTICIPATIONS. Borrower acknowledges and agrees that the holder of this Note may, at any time and from time to time, assign all or a portion of its interest in the Total Revolving Commitment or transfer to any Person a participation interest in the Total Revolving Commitment, subject to and in accordance with the terms and conditions of the Credit Agreement, including SECTION 9.11 thereof.

         (k) SUCCESSORS AND ASSIGNS. All of the covenants, stipulations, promises and agreements contained in this Note by or on behalf of Borrower shall bind their successors and assigns and shall be for the benefit of Lender and any holder hereof, and their


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successors and assigns, as and to the extent provided in the Credit Agreement.

         (l) GOVERNING LAW. THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY TEXAS LAW, EXCEPT TO THE EXTENT THAT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION OR ENFORCEMENT OF INTERESTS, OR THE REMEDIES RELATED TO ANY PART OF THE COLLATERAL, OR TO THE EXTENT THAT UNITED STATES FEDERAL LAW APPLIES.

         (m) TIME OF THE ESSENCE. Time shall be of the essence in this Note with respect to all of Borrower's obligations hereunder.

         (n) INTEGRATION. THIS NOTE AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.


    Executed as of the date first written above.

                                       BORROWER:

                                       IWL COMMUNICATIONS, INC., a Texas
                                       corporation


                                       By:      /s/ Richard H. Roberson
                                          ------------------------------------
                                       Name:      Richard H. Roberson
                                            ----------------------------------
                                       Title:             CFO
                                             ---------------------------------








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